SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (date of
 earliest event reported):                       November 13, 1996


                          PENNSYLVANIA ELECTRIC COMPANY
               (Exact name of registrant as specified in charter)



   Pennsylvania                  1-3522             25-0718085
 (State or other               (Commission          IRS employer
 jurisdiction of               file number)         identification no.




    2800 Pottsville Pike, Reading, Pennsylvania  19605
 (Address of principal executive offices)        (Zip Code)



 Registrant s telephone number, including area code: (610) 929-3601
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 ITEM 5.     OTHER EVENTS.

             On  November   13,  1996,   Pennsylvania  Electric   Company  (the

  Company ) announced  that  it had  commenced a  cash tender  offer (each,  an

  Offer ) to purchase any and all of its:

             (i) 56,810 outstanding shares of Cumulative Preferred Stock, 4.40% Series B (stated value $100 per share) at a purchase price of $73.44 per share;

             (ii) 97,054 outstanding shares of Cumulative Preferred Stock, 3.70% Series C (stated value $100 per share) at a purchase price of $59.64 per share;

             (iii) 63,696 outstanding shares of Cumulative Preferred Stock, 4.05% Series D (stated value $100 per share) at a purchase price of $67.61 per share;

             (iv) 28,739 outstanding shares of Cumulative Preferred Stock, 4.70% Series E (stated value $100 per share) at a purchase price of $78.45 per share;

             (v) 42,969 outstanding shares of Cumulative Preferred Stock, 4.50% Series F (stated value $100 per share) at a purchase price of $75.11 per share; and

             (vi) 75,732 outstanding shares of Cumulative Preferred Stock, 4.60% Series G (stated value $100 per share) at a purchase price of $76.79 per share.

             The Offer for one series of Preferred Stock is  independent of the

 Offer for  any other series.  The Offers  are not conditioned upon any minimum number  of shares  of  the applicable  series of  such  Preferred Stock  being tendered.  Each  of the  Offers  and withdrawal  rights  will expire  at 12:00 midnight, New  York City Time,  on December 13,  1996, unless extended  by the

 Company.

             A copy  of the  Company's related  news release  is annexed as  an exhibit.

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 ITEM 7.     FINANCIAL   STATEMENTS,  PRO   FORMA  FINANCIAL   INFORMATION  AND
             EXHIBITS.



       (c)   Exhibits.

             1.    News Release, dated November 13, 1996.

             2. Issuer Tender Offer Statement on Schedule 13E-4, dated November 13, 1996 - incorporated by reference to SEC File No. 005-47379.

             3. Rule 13e-3 Transaction Statement on Schedule 13E-3, dated November 13, 1996 - incorporated by reference to SEC File No. 005-47379.













































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                                    SIGNATURE

             PURSUANT TO  THE REQUIREMENTS  OF THE  SECURITIES EXCHANGE  ACT OF

 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY

 THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                               PENNSYLVANIA ELECTRIC COMPANY



                               By:
                                     T. G. Howson, Vice President
                                     and Treasurer

 Date:  November 20, 1996
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